Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 28, 2018 by and between Issuer Direct Corporation, a Delaware corporation, with a principal address of 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (the “Company”), and EQS Group AG, a German Stock Corporation, with a principal address of Karlstrasse 47, Munich, Germany 80333 (the “Stockholder”).

BACKGROUND

WHEREAS, the Stockholder is the holder of 215,118 shares of the Company’s common stock, par value $0.001 (the “Purchased Shares”), which the Stockholder has previously purchased on the open market; and

WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, all of the shares of the Purchased Shares on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1.    REPURCHASE OF SHARES.

1.1                  Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Purchased Shares at the per share price of $12.25, for an aggregate repurchase price of $2,635,195.50 (the “Repurchase Amount”). The Company shall place the Repurchase Amount in the escrow account of its outside legal counsel and instruct such counsel to provide written notification to the Stockholder that the Repurchase Amount has been received. Upon the Company’s confirmation that the Purchased Shares have been returned to the Company in accordance with the Company’s written instructions, the Company shall immediately instruct its outside counsel to wire transfer to the Stockholder the Repurchase Amount in accordance with the Stockholder’s written wire transfer instruction.

1.2                  Closing. The closing of the Repurchase (the “Closing”) shall take place on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3                  Termination of Rights as the Stockholder. Upon payment of the Repurchase Amount, the Purchased Shares shall cease to be outstanding for any and all purposes, and the Stockholder shall no longer have any rights whatsoever as a holder of the Purchased Shares, including any rights that the Stockholder may have had under the Company’s Certificate of Incorporation (as amended), Amended and Restated Bylaws, or otherwise. The Company shall treat the Purchased Shares as either having been returned to the Company’s authorized but unissued common stock or as treasury stock, in the Company’s sole discretion.

SECTION 2.    REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1 Ownership of Purchased Shares. The Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Purchased Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Purchased Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Purchased Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2 Authorization. The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Purchased Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4 Experience and Evaluation. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Purchased Shares to the Company. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Purchased Shares.

2.5 Access to Information. The Stockholder has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Purchased Shares hereunder and perform the other transactions contemplated hereby. The Stockholder further represents that the Stockholder has had an opportunity to review all publicly available information regarding the business, properties, prospects and financial condition of the Company.

2.6 No Future Participation. The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits, dividends or distributions with respect to the Purchased Shares. If the Purchased Shares increase in value by any means, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting and waiving any opportunity to share in any resulting increase in value from the Purchased Shares.

2.7 No Other Equity. As of the Closing, the Stockholder represents and warrants that it does not own, either directly or indirectly, any other equity of the Company (including but not limited to any contingent rights to acquire equity of the Company).

2.8 Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except the choice-of-law provisions thereof.

SECTION 5. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.

SECTION 7. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 9. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10. PUBLIC ANNOUNCEMENT.

The Company shall within four (4) trading days immediately following the Closing file a Current Report on Form 8-K with the Securities and Exchange Commission and issue a press release disclosing the material terms of the transactions contemplated hereby.

SECTION 11. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the preamble hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 11).

SECTION 12. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:

ISSUER DIRECT CORPORATION

By:	/s/ Brian R. Balbirnie
Name: Brian R. Balbirnie
Title: Chief Executive Officer

STOCKHOLDER:

EQS GROUP AG

By:	/s/ Andre Silverio Marques
Name: Andre Silverio Marques
Title: Chief Financial Officer